UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VERTEX, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UPDATED PROXY CARD

We are enclosing an updated proxy card for our Annual Meeting of Stockholders to be held via webcast on Wednesday, June 12, 2024, at 9:00 a.m. EDT.

The Board of Directors continues to recommend that stockholders vote on these four proposals:

1.	FOR the election of three directors: Amanda Westphal Radcliffe, Stefanie Westphal Thompson, and Bradley Gayton.

2.	FOR ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

4.	For holding future advisory votes EVERY THREE YEARS on named executive officer compensation.

For proposal 4, the original proxy card included options to vote either for or against the recommended three-year frequency for future advisory votes on named executive officer compensation. The updated proxy card includes options to vote to hold these future advisory votes every one, two or three years.

If you already voted FOR proposal 4 and take no further action, we will count your vote as continuing to support a three-year frequency for advisory votes on named executive officer compensation. If you voted AGAINST proposal 4 and wish to express your frequency preference, please use the updated proxy card. Otherwise, we will count your AGAINST vote on proposal 4 as an abstention. If you marked ABSTAIN for proposal 4 and take no further action, we will continue to count your vote as an abstention.

You may use the updated proxy card to cast your votes. If you deliver the updated proxy card, it will supersede any votes you previously cast for all proposals using the original proxy card. If you previously voted using the original proxy card and do not deliver the updated proxy card, we will continue to count your original votes.

/s/ Bryan T. R. Rowland
Bryan T. R. Rowland
Vice President and General Counsel

2301 Renaissance Blvd, King of Prussia, PA 19406
T: 800.355.3500	vertexinc.com

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administra-tors, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. The Board of Directors Recommends a Vote “FOR” Items 1, 2 and 3, and “EVERY THREE YEARS” for Item 4. 1. Election of directors: 01 Amanda Westphal Radcliffe ■ Vote FOR ■ Vote WITHHELD 02 Stefanie Westphal Thompson all nominees from all nominees 03 Bradley Gayton (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. ■ For ■ Against ■ Abstain 3. The approval, on an advisory basis, of the compensation of our named executive officers (“Say-On-Pay”). ■ For ■ Against ■ Abstain 4. The approval, on an advisory basis, of the preferred frequency of future advisory votes on the compensation Every Every Every of our named executive officers. ■ Year ■ Two Years ■ Three Years ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________

2301 Renaissance Blvd King of Prussia, PA 19406 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 12, 2024. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and “EVERY THREE YEARS” for Item 4. By signing the proxy, you revoke all prior proxies and appoint Bryan Rowland and John Schwab, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. Vertex, Inc. ANNUAL MEETING OF STOCKHOLDERS June 12, 2024 9:00 a.m. EDT In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.